Exhibit (m)(3)

                                DISTRIBUTION PLAN
                  OF NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST
                                   SCHEDULE A

PORTFOLIOS                                         DATE MADE A PARTY TO THE PLAN
----------                                         -----------------------------

International Portfolio                                     May 1, 2002
Guardian Portfolio (Class S)                                May 1, 2002
Fasciano Portfolio                                          May 1, 2002
Focus Portfolio                                             May 1, 2002
Real Estate Portfolio                                    November 1, 2002
Mid-Cap Growth Portfolio                                  January 1, 2003
High Income Bond Portfolio                                 June 10, 2004
Regency Portfolio                                        December 15, 2004
International Large Cap Portfolio                         August 15, 2006

DATED: August 15, 2006


                             PLAN PURSUANT TO 12B-1
                  OF NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST
                                   SCHEDULE B

                                                 Fee (as a Percentage of Average
PORTFOLIOS                                          DAILY NET ASSETS OF CLASS)
----------                                          --------------------------

International Portfolio                                       0.25%
Guardian Portfolio (Class S)                                  0.25%
Fasciano Portfolio                                            0.25%
Focus Portfolio                                               0.25%
Real Estate Portfolio                                         0.25%
Mid-Cap Growth Portfolio (Class S)                            0.25%
High Income Bond Portfolio                                    0.25%
Regency Portfolio                                             0.25%
International Large Cap Portfolio                             0.25%

DATED: August 15, 2006